UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

Approval of Merger Agreement:   At the special meeting of the shareholders of Southwest Bancorp, Inc. (the “Company”), held October 17, 2017, the shareholders of the Company approved the agreement and plan of merger by and between the Company and Simmons First National Corporation (“Simmons”) dated December 14, 2016, as amended (the “Merger Agreement”) that provides for the merger of the Company with and into Simmons (the “Merger”). The shareholder vote was as follows:

For	Against	Abstain
14,810,536	11,862	119,779

Advisory Vote on Executive Compensation:  At the special meeting, the shareholders also approved on an advisory basis the compensation that may be paid or become payable to the Company’s Chief Executive Officer, Chief Financial Officer, and three most highly compensated other executive officers in connection with the completion of the Merger.  The shareholder vote was as follows:

For	Against	Abstain
13,595,712	1,221,554	124,991

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 17, 2017

SOUTHWEST BANCORP, INC. By: /s/ Mark W. Funke Name: Mark W. Funke Title: President and CEO